Avadel Pharmaceuticals Reports Second Quarter 2017 Results
Total Revenues Increased 19% on a Year-Over-Year Basis to $46.3 Million
Strong Year-to-Date Operating Cash Flow of $33.5 Million
Dublin, Ireland – 8 August 2017 - Avadel Pharmaceuticals plc (NASDAQ: AVDL) today announced its financial results for the second quarter of 2017.
Highlights Include:

•	Total revenues for the second quarter 2017 were $46.3 million, compared to $38.9 million in the second quarter 2016.

•	GAAP net income for the second quarter of 2017 was $28.9 million, or $0.68 per diluted share, compared to GAAP net loss of $20.0 million, or $0.48 per diluted share, in the second quarter of 2016.

•
Adjusted net income for the second quarter of 2017 was $8.2 million, or $0.19 per diluted share, compared to an adjusted net loss of $1.0 million, or $0.02 per diluted share, in the second quarter of 2016. (1)

•	Cash and marketable securities at June 30, 2017 were $173.8 million, up from $154.2 million at December 31, 2016.

•	Cash used for share repurchases totaled $13.1 million for the six months ended June 30, 2017.

Mike Anderson, Avadel's Chief Executive Officer, said, "We continued to generate strong revenues of $46.3 million during the second quarter, lead by our hospital products, and again exceeded street expectations on both the top and bottom lines. Overall, we had a solid financial performance for the second quarter and reiterate our expectations of being both cash flow positive and profitable in 2017. During the quarter we also continued to make progress in a number of areas, most importantly, the continued initiation of clinical sites and enrollment of patients in our REST-ON Phase III trial of FT218, Micropump® sodium oxybate.”
Second Quarter 2017 Results
Revenues during the second quarter of 2017 were $46.3 million, compared to $38.9 million during the same period last year. The increase in revenues was due to Akovaz®, which was not yet in the market during the second quarter of 2016. This increase was partially offset by a decline in Bloxiverz® revenues, primarily as a result of additional competition to neostigmine in the form of an alternative molecule, sugammadex, and the approval of a third generic neostigmine product. On a GAAP basis, net income was $28.9 million during the second quarter of 2017, or $0.68 per diluted share, compared to a net loss of $20.0 million, or $0.48 per diluted share, for the same period last year. This increase in net income on a year-over-year basis was attributed to $13.2 million of gains related to changes in the fair value of related party contingent consideration for the second of quarter 2017, compared to $23.9 million of expense in the same period last year. Changes in the fair value of related party contingent consideration are non-cash items, and do not reflect the cash amount paid to related parties. Cash payments can be found in the Consolidated Statement of Cash Flows. Also, included in GAAP net income in the second quarter of 2017 are $1.1 million in restructuring costs related to the reduction of the Company's workforce in France, which consist of employee severance, benefits and other costs.
Research and Development expenses totaled $6.8 million for the second quarter of 2017, compared to $7.6 million for the same period last year. The decrease on a year-over-year basis is primarily attributed to lower incurred contract research organization (CRO) expenses as a result of aligning spend with the progress of the REST-ON clinical trial.

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1Non-GAAP financial measure: Descriptions of Avadel’s non-GAAP financial measures are included under the caption Non-GAAP Disclosures and Adjustments included within this press release and reconciliations of such non-GAAP financial measures to their most closely applicable GAAP financial measures are found in the Supplemental Information section herein.

The Company expects R&D expenses to increase significantly for the balance of 2017 as recruitment and enrollment at the existing and additional clinical sites in the United States increase.
Selling, General and Administrative expenses were $12.4 million in the second quarter of 2017, compared to $11.3 million in the same period last year. This increase was largely due to higher costs associated with certain business development activities, audit fees and pre-launch market research studies for FT218.
Adjusted net income for the second quarter of 2017 was $8.2 million, or $0.19 per diluted share, compared to an adjusted net loss of $1.0 million, or $0.02 per diluted share, in the same period last year.(1) The increase in adjusted net income is largely attributable to an increase in revenues from Akovaz® and a lower adjusted effective tax rate of 43% compared to 111% in the prior year period. Please see the Supplemental Information section within this document for a reconciliation of adjusted net income and adjusted diluted EPS to the respective GAAP amounts.
2017 Guidance
As a result of continued pricing pressure in the ephedrine market and increased competition in the neostigmine market, the Company is revising its revenue guidance to between $165 and $175 million, compared to previous guidance of between $170 and $185 million. As a result of lower than expected spending during the first two quarters of 2017, R&D is now expected to be in the range of $30 to $40 million compared to previous guidance of $40 to $50 million. Diluted adjusted EPS is unchanged from previous guidance of $0.30 to $0.45.
Conference Call
A conference call to discuss these results has been scheduled for Tuesday, August 8, 2017 at 10:00 a.m. EDT. A question and answer period will follow management's prepared remarks. To access the conference call, investors are invited to dial (844) 388-0559 (U.S. and Canada) or (216) 562-0393 (International). The conference ID number is 56707554. A live audio webcast and accompanying slides can be accessed by visiting the “News & Events” page of the Company’s Investors website at www.avadel.com. A replay of the webcast will be archived on Avadel’s website for 90 days following the event.
About REST-ON Phase III Clinical Trial
REST-ON is a double-blind, randomized, placebo controlled study of 264 patients to assess the efficacy and safety of a once nightly formulation of sodium oxybate for extended-release oral suspension for the treatment of excessive daytime sleepiness and cataplexy in patients suffering from narcolepsy. For more information, please visit www.rethinknarcolepsy.com.
About Avadel Pharmaceuticals plc:
Avadel Pharmaceuticals plc (NASDAQ: AVDL) is a specialty pharmaceutical company that seeks to develop differentiated pharmaceutical products that are safe, effective and easy to take through formulation development, by utilizing its proprietary drug delivery technology and in-licensing / acquiring new products; ultimately, helping patients adhere to their prescribed medical treatment and see better results. Avadel currently markets products in the hospital and primary care spaces. The Company is headquartered in Dublin, Ireland with operations in St. Louis, Missouri, United States and Lyon, France. For more information, please visit www.avadel.com.
Safe Harbor: This release may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements herein that are not clearly historical in nature are forward-looking, and the words “anticipate, “assume,” “believe,” “expect,” “estimate,” “plan,” “will,” “may,” and the negative of these and similar expressions generally identify forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond Avadel's control and could cause actual results to differ materially from the results contemplated in such forward-looking statements. These risks, uncertainties and contingencies include the risks relating to: our dependence on a small number of products and customers for the majority of our revenues; the possibility that our Bloxiverz®,Vazculep® and Akovaz® products, which are not patent protected, could face substantial competition resulting in a loss of market share or forcing us to reduce the prices we

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1Non-GAAP financial measure: Descriptions of Avadel’s non-GAAP financial measures are included under the caption Non-GAAP Disclosures and Adjustments included within this press release and reconciliations of such non-GAAP financial measures to their most closely applicable GAAP financial measures are found in the Supplemental Information section herein.

charge for those products; the possibility that we could fail to successfully complete the research and development for pipeline products we are evaluating for potential application to the FDA pursuant to our “unapproved-to-approved” strategy, or that competitors could complete the development of such product and apply for FDA approval of such product before us; our dependence on the performance of third parties in partnerships or strategic alliances for the commercialization of some of our products; the possibility that our products may not reach the commercial market or gain market acceptance; our need to invest substantial sums in research and development in order to remain competitive; our dependence on certain single providers for development of several of our drug delivery platforms and products; our dependence on a limited number of suppliers to manufacture our products and to deliver certain raw materials used in our products; the possibility that our competitors may develop and market technologies or products that are more effective or safer than ours, or obtain regulatory approval and market such technologies or products before we do; the challenges in protecting the intellectual property underlying our drug delivery platforms and other products; our dependence on key personnel to execute our business plan; the amount of additional costs we will incur to comply with U.S. securities laws as a result of our ceasing to qualify as a foreign private issuer; and the other risks, uncertainties and contingencies described in the Company's filings with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2016, all of which filings are also available on the Company's website. Avadel undertakes no obligation to update its forward-looking statements as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Disclosures and Adjustments
Avadel discloses certain non-GAAP financial measures, including adjusted net income and loss and adjusted net income and loss per diluted share, as management believes that a comparison of its current and historical results would be difficult if the disclosures were limited to financial measures prepared only in accordance with generally accepted accounting principles (GAAP) in the U.S. In addition to reporting its financial results in accordance with GAAP, Avadel reports certain non-GAAP results that exclude, if any, fair value remeasurements of its contingent consideration, impairment of intangible assets, amortization of intangible assets, restructuring costs, foreign exchange gains and losses on assets and liabilities denominated in foreign currencies, but includes the operating cash flows plus any unpaid accrued amounts associated with the contingent consideration, in order to supplement investors' and other readers' understanding and assessment of the Company's financial performance. The Company's management uses these non-GAAP measures internally for forecasting, budgeting and measuring its operating performance. Investors and other readers should review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most closely applicable GAAP measure set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. The table provided within the following “Supplemental Information” section reconciles GAAP net income and loss and diluted earnings or loss per share to the corresponding adjusted amounts.
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Contacts:	Michael F. Kanan
Chief Financial Officer
Phone: (636) 449-1844
Email: mkanan@avadel.com

Lauren Stival
Sr. Director, Investor Relations & Corporate Communications
Phone: (636) 449-5866
Email: lstival@avadel.com

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1Non-GAAP financial measure: Descriptions of Avadel’s non-GAAP financial measures are included under the caption Non-GAAP Disclosures and Adjustments included within this press release and reconciliations of such non-GAAP financial measures to their most closely applicable GAAP financial measures are found in the Supplemental Information section herein.

AVADEL PHARMACEUTICALS PLC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Revenues:
Product sales and services	$47,105	$38,165	$98,862	$73,518
License and research revenue	(794)	693	(44)	1,556
Total	46,311	38,858	98,818	75,074
Operating expenses:
Cost of products and services sold	4,561	3,907	8,463	7,813
Research and development expenses	6,792	7,604	13,998	12,992
Selling, general and administrative expenses	12,429	11,290	24,241	20,751
Intangible asset amortization	564	3,702	1,128	7,216
Changes in fair value of related party contingent consideration	(13,230)	23,898	(20,201)	32,141
Restructuring costs	1,069	—	3,722	—
Total operating expenses	12,185	50,401	31,351	80,913
Operating income (loss)	34,126	(11,543)	67,467	(5,839)
Investment income, net	527	390	1,579	590
Interest expense, net	(263)	(263)	(526)	(438)
Other income (expense) - changes in fair value of related party payable	1,670	(2,773)	2,220	(4,307)
Foreign exchange gain (loss)	237	1,680	6	(1,261)
Income (loss) before income taxes	36,297	(12,509)	70,746	(11,255)
Income tax provision	7,370	7,449	15,909	14,761
Net income (loss)	$28,927	$(19,958)	$54,837	$(26,016)

Net income (loss) per share - basic	$0.70	$(0.48)	$1.33	$(0.63)
Net income (loss) per share - diluted	0.68	(0.48)	1.29	(0.63)

Weighted average number of shares outstanding - basic	41,091	41,241	41,233	41,241
Weighted average number of shares outstanding - diluted	42,487	41,241	42,625	41,241

AVADEL PHARMACEUTICALS PLC
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	June 30, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$43,507	$39,215
Marketable securities	130,290	114,980
Accounts receivable	19,285	17,839
Inventories	5,747	3,258
Prepaid expenses and other current assets	5,522	5,894
Total current assets	204,351	181,186
Property and equipment, net	3,328	3,320
Goodwill	18,491	18,491
Intangible assets, net	21,709	22,837
Research and development tax credit receivable	3,039	1,775
Income tax deferred charge	—	10,342
Other	8,242	7,531
Total assets	$259,160	$245,482

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$291	$268
Current portion of long-term related party payable	40,615	34,177
Accounts payable	12,321	7,105
Deferred revenue	2,455	2,223
Accrued expenses	30,339	17,222
Income taxes	1,455	1,200
Other	1,233	226
Total current liabilities	88,709	62,421
Long-term debt, less current portion	594	547
Long-term related party payable, less current portion	86,844	135,170
Other	6,285	5,275
Total liabilities	182,432	203,413

Shareholders' equity:
Preferred shares, $0.01 nominal value; 50,000 shares authorized; none issued or outstanding at June 30, 2017 and December 31, 2016, respectively	—	—
Ordinary shares, nominal value of $0.01; 500,000 shares authorized; 41,435 and 41,371 issued and outstanding at June 30, 2017 and December 31, 2016, respectively	414	414
Treasury shares, at cost, 1,351 and 0 shares held at June 30, 2017 and December 31, 2016, respectively	(14,338)	—
Additional paid-in capital	389,451	385,020
Accumulated deficit	(276,119)	(319,800)
Accumulated other comprehensive loss	(22,680)	(23,565)
Total shareholders' equity	76,728	42,069
Total liabilities and shareholders' equity	$259,160	$245,482

AVADEL PHARMACEUTICALS PLC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2017	2016

Cash flows from operating activities:
Net income (loss)	54,837	(26,016)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,611	7,681
Loss on disposal of property and equipment	—	110
Loss (gain) on sale of marketable securities	(81)	455
Foreign exchange loss	1,304	1,261
Grants recognized in research and development expenses	—	(70)
Remeasurement of related party acquisition-related contingent consideration	(20,201)	32,141
Remeasurement of related party financing-related contingent consideration	(2,220)	4,307
Change in deferred tax and income tax deferred charge	322	(5,028)
Stock-based compensation expense	4,055	4,913
Increase (decrease) in cash from:
Accounts receivable	(1,446)	(1,689)
Inventories	(2,489)	2,345
Prepaid expenses and other current assets	(264)	546
Research and development tax credit receivable	(1,175)	(1,630)
Accounts payable & other current liabilities	4,931	(348)
Deferred revenue	232	(1,461)
Accrued expenses	12,747	777
Accrued income taxes	255	6,285
Earn-out payments for related party contingent consideration in excess of acquisition-date fair value	(16,515)	(7,769)
Royalty payments for related party payable in excess of original fair value	(2,287)	(1,159)
Other long-term assets and liabilities	(80)	270
Net cash provided by operating activities	33,536	15,921

Cash flows from investing activities:
Purchases of property and equipment	(321)	(760)
Acquisitions of businesses	—	161
Proceeds from sales of marketable securities	51,820	26,013
Purchases of marketable securities	(67,743)	(75,528)
Net cash used in investing activities	(16,244)	(50,114)

Cash flows from financing activities:
Earn-out payments for related party contingent consideration	(665)	(6,572)
Royalty payments for related party payable	—	(816)
Reimbursement of loans	12	—
Cash proceeds from issuance of ordinary shares and warrants	376	—
Share repurchases	(13,081)	—
Net cash used in financing activities	(13,358)	(7,388)

Effect of foreign currency exchange rate changes on cash and cash equivalents	358	416

Net increase (decrease) in cash and cash equivalents	4,292	(41,165)
Cash and cash equivalents at January 1,	39,215	65,064
Cash and cash equivalents at June 30,	$43,507	$23,899

AVADEL PHARMACEUTICALS PLC
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
Revenues by Product:	2017	2016	2017	2016

Bloxiverz	$13,719	$25,620	$27,621	$50,367
Vazculep	10,154	10,421	20,334	19,827
Akovaz	20,912	—	46,549	—
Other	2,320	2,124	4,358	3,324
Total product sales and services	47,105	38,165	98,862	73,518
License and research revenue	(794)	693	(44)	1,556
Total revenues	$46,311	$38,858	$98,818	$75,074

		GAAP to Non-GAAP adjustments for the three-months ended June 30, 2017
		Exclude					Include
	GAAP	Intangible asset amortization	Foreign exchange (gain)/loss	Restructuring impacts	License revenue adj.	Contingent related party payable fair value adjustment	Contingent related party payable paid/accrued	Total adjustments	Adjusted GAAP

Revenues:
Product sales and services	$47,105	$—	$—	$—	$—	$—	$—	$—	$47,105
License and research revenue	(794)	—	—	—	1,100	—	—	1,100	306
Total	46,311	—	—	—	1,100	—	—	1,100	47,411
Operating expenses:
Cost of products and services sold	4,561	—	—	—	—	—	—	—	4,561
Research and development	6,792	—	—	—	—	—	—	—	6,792
Selling, general and administrative	12,429	—	—	—	—	—	—	—	12,429
Intangible asset amortization	564	(564)	—	—	—	—	—	(564)	—
Changes in fair value of related party contingent consideration	(13,230)	—	—	—	—	13,230	8,516	21,746	8,516
Restructuring costs	1,069	—	—	(1,069)	—	—	—	(1,069)	—
Total	12,185	(564)	—	(1,069)	—	13,230	8,516	20,113	32,298
Operating income (loss)	34,126	564	—	1,069	1,100	(13,230)	(8,516)	(19,013)	15,113
Investment and other income	527	—	—	—	—	—	—	—	527
Interest expense	(263)	—	—	—	—	—	—	—	(263)
Other expense - changes in fair value of related party payable	1,670	—	—	—	—	(1,670)	(1,166)	(2,836)	(1,166)
Foreign exchange gain	237	—	(237)	—	—	—	—	(237)	—
Income (loss) before income taxes	36,297	564	(237)	1,069	1,100	(14,900)	(9,682)	(22,086)	14,211
Income tax provision (benefit)	7,370	201	—	—	—	(909)	(616)	(1,324)	6,046
Net income (loss)	$28,927	$363	$(237)	$1,069	$1,100	$(13,991)	$(9,066)	$(20,762)	$8,165

Net income (loss) per share - diluted(1)	0.68	$0.01	$(0.01)	$0.03	$0.03	$(0.33)	$(0.21)	$(0.49)	$0.19
Weighted average number of shares outstanding - diluted	42,487	42,487	42,487	42,487	42,487	42,487	42,487	42,487	42,487

(1)  Net income (loss) per share - diluted is calculated by dividing Net income (loss) by the Weighted average number of shares outstanding - diluted. Note, when recalculated using this method, the balances in the Total adjustment and Adjusted GAAP columns may not cross-foot as a result of rounding to full precision.

		GAAP to Non-GAAP adjustments for the three-months ended June 30, 2016
		Exclude				Include
	GAAP	Intangible asset amortization	Foreign exchange (gain)/loss	Purchase accounting adjustments - FSC	Contingent related party payable fair value adjustment	Contingent related party payable paid/accrued	Total adjustments	Adjusted GAAP

Revenues:
Product sales and services	$38,165	$—	$—	$—	$—	$—	$—	$38,165
License and research revenue	693	—	—	—	—	—	—	693
Total	38,858	—	—	—	—	—	—	38,858
Operating expenses:
Cost of products and services sold	3,907	—	—	(762)	—	—	(762)	3,145
Research and development	7,604	—	—	—	—	—	—	7,604
Selling, general and administrative	11,290	—	—	—	—	—	—	11,290
Intangible asset amortization	3,702	(3,702)	—	—	—	—	(3,702)	—
Changes in fair value of related party contingent consideration	23,898	—	—	—	(23,898)	6,992	(16,906)	6,992
Total	50,401	(3,702)	—	(762)	(23,898)	6,992	(21,370)	29,031
Operating income (loss)	(11,543)	3,702	—	762	23,898	(6,992)	21,370	9,827
Investment and other income	390	—	—	—	—	—	—	390
Interest expense	(263)	—	—	—	—	—	—	(263)
Other expense - changes in fair value of related party payable	(2,773)	—	—	—	2,773	(941)	1,832	(941)
Foreign exchange gain	1,680	—	(1,680)	—	—	—	(1,680)	—
Income (loss) before income taxes	(12,509)	3,702	(1,680)	762	26,671	(7,933)	21,522	9,013
Income tax provision (benefit)	7,449	1,329	—	274	1,413	(461)	2,555	10,004
Net income (loss)	$(19,958)	$2,373	$(1,680)	$488	$25,258	$(7,472)	$18,967	$(991)

Net income (loss) per share - diluted(1)	(0.48)	$0.06	$(0.04)	$0.01	$0.61	$(0.18)	$0.46	$(0.02)
Weighted average number of shares outstanding - diluted	41,241	41,241	41,241	41,241	41,241	41,241	41,241	41,241

(1)  Net income (loss) per share - diluted is calculated by dividing Net income (loss) by the Weighted average number of shares outstanding - diluted. Note, when recalculated using this method, the balances in the Total adjustment and Adjusted GAAP columns may not cross-foot as a result of rounding to full precision.

		GAAP to Non-GAAP adjustments for the six-months ended June 30, 2017
		Exclude						Include
	GAAP	Intangible asset amortization	Foreign exchange (gain)/loss	Restructuring impacts	Purchase accounting adjustments - FSC	License revenue adj.	Contingent related party payable fair value adjustment	Contingent related party payable paid/accrued	Total adjustments	Adjusted GAAP

Revenues:
Product sales and services	$98,862	$—	$—	$—	$—	$—	$—	$—	$—	$98,862
License and research revenue	(44)	—	—	—	—	1,100	—	—	1,100	1,056
Total	98,818	—	—	—	—	1,100	—	—	1,100	99,918
Operating expenses:									—
Cost of products and services sold	8,463	—	—	—	(46)	—	—	—	(46)	8,417
Research and development	13,998	—	—	—	—	—	—	—	—	13,998
Selling, general and administrative	24,241	—	—	—	—	—	—	—	—	24,241
Intangible asset amortization	1,128	(1,128)	—	—	—	—	—	—	(1,128)	—
Changes in fair value of related party contingent consideration	(20,201)	—	—	—	—	—	20,201	18,132	38,333	18,132
Restructuring charges	3,722	—	—	(3,722)	—	—	—	—	(3,722)	—
Total	31,351	(1,128)	—	(3,722)	(46)	—	20,201	18,132	33,437	64,788
Operating income (loss)	67,467	1,128	—	3,722	46	1,100	(20,201)	(18,132)	(32,337)	35,130
Investment and other income	1,579	—	—	—	—	—	—	—	—	1,579
Interest expense	(526)	—	—	—	—	—	—	—	—	(526)
Other expense - changes in fair value of related party payable	2,220	—	—	—	—	—	(2,220)	(2,465)	(4,685)	(2,465)
Foreign exchange gain	6	—	(6)	—	—	—	—	—	(6)	—
Income (loss) before income taxes	70,746	1,128	(6)	3,722	46	1,100	(22,421)	(20,597)	(37,028)	33,718
Income tax provision (benefit)	15,909	402	—	—	17	—	(1,269)	(1,307)	(2,157)	13,752
Net income (loss)	$54,837	$726	$(6)	$3,722	$29	$1,100	$(21,152)	$(19,290)	$(34,871)	$19,966

Net income (loss) per share - diluted(1)	1.29	$0.02	$—	$0.09	$—	$0.03	$(0.50)	$(0.45)	$(0.82)	$0.47
Weighted average number of shares outstanding - diluted	42,625	42,625	42,625	42,625	42,625	42,625	42,625	42,625	42,625	42,625

(1)  Net income (loss) per share - diluted is calculated by dividing Net income (loss) by the Weighted average number of shares outstanding - diluted. Note, when recalculated using this method, the balances in the Total adjustment and Adjusted GAAP columns may not cross-foot as a result of rounding to full precision.

		GAAP to Non-GAAP adjustments for the six-months ended June 30, 2016
		Exclude				Include
	GAAP	Intangible asset amortization	Foreign exchange (gain)/loss	Purchase accounting adjustments - FSC	Contingent related party payable fair value adjustment	Contingent related party payable paid/accrued	Total adjustments	Adjusted GAAP

Revenues:
Product sales and services	$73,518	$—	$—	$—	$—	$—	$—	$73,518
License and research revenue	1,556	—	—	—	—	—	—	1,556
Total	75,074	—	—	—	—	—	—	75,074
Operating expenses:
Cost of products and services sold	7,813	—	—	(1,525)	—	—	(1,525)	6,288
Research and development	12,992	—	—	—	—	—	—	12,992
Selling, general and administrative	20,751	—	—	—	—	—	—	20,751
Intangible asset amortization	7,216	(7,216)	—	—	—	—	(7,216)	—
Changes in fair value of related party contingent consideration	32,141	—	—	—	(32,141)	13,437	(18,704)	13,437
Total	80,913	(7,216)	—	(1,525)	(32,141)	13,437	(27,445)	53,468
Operating income (loss)	(5,839)	7,216	—	1,525	32,141	(13,437)	27,445	21,606
Investment and other income	590	—	—	—	—	—	—	590
Interest expense	(438)	—	—	—	—	—	—	(438)
Other expense - changes in fair value of related party payable	(4,307)	—	—	—	4,307	(1,833)	2,474	(1,833)
Foreign exchange gain	(1,261)	—	1,261	—	—	—	1,261	—
Income (loss) before income taxes	(11,255)	7,216	1,261	1,525	36,448	(15,270)	31,180	19,925
Income tax provision (benefit)	14,761	2,591	—	548	1,964	(782)	4,321	19,082
Net income (loss)	$(26,016)	$4,625	$1,261	$977	$34,484	$(14,488)	$26,859	$843

Net income (loss) per share - diluted(1)	(0.63)	$0.11	$0.03	$0.02	$0.84	$(0.35)	$0.65	$0.02
Weighted average number of shares outstanding - diluted	41,241	41,241	41,241	41,241	41,241	41,241	41,241	41,241

(1)  Net income (loss) per share - diluted is calculated by dividing Net income (loss) by the Weighted average number of shares outstanding - diluted. Note, when recalculated using this method, the balances in the Total adjustment and Adjusted GAAP columns may not cross-foot as a result of rounding to full precision.